Exhibit 10.51
BOND PURCHASE AGREEMENT
$141,385,000
PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

$45,180,000 Water Facilities Revenue Refunding Bonds (Aqua Pennsylvania, Inc. Project) Series A of 2010	$96,205,000 Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project) Series B of 2010
Bond Purchase Agreement dated October 27, 2010 (this “Bond Purchase Agreement”) among the PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY (the “Authority”), AQUA PENNSYLVANIA, INC., a Pennsylvania corporation (the “Company”), and JEFFERIES & COMPANY, INC., a Delaware Corporation (the “Representative”), on behalf of itself and as representative of the underwriters identified on Schedule I attached hereto (collectively, the “Underwriters”).
Section 1. Background.
(a) The Authority proposes to enter into a Financing Agreement (the “Financing Agreement”) dated as of October 15, 2010 with the Company, under which the Authority will agree to loan to the Company funds: (i) to currently refund on November 18, 2010 (the “Refunding Project”) the outstanding $25,000,000 Delaware County Industrial Development Authority Water Facilities Revenue Bonds (Philadelphia Suburban Water Company Project), Series of 1999 (the “1999 Bonds”), which were issued to finance the costs of the facilities located at various sites throughout the Company’s existing water supply and distribution system, and to pay a portion of the costs of issuance of such bonds (the “1999 Project Facilities”); and the outstanding $18,360,000 Mercer County Industrial Development Authority Water Facilities Revenue Bonds, Series of 2000 (Consumers Pennsylvania Water Company – Shenango Valley Division Project) (the “2000 Bonds”, and together with the 1999 Bonds, the “Prior Bonds”), which were used to finance a portion of the cost of acquisition, construction, installation and equipping of its water treatment and filtration facilities located in Sharon, Pennsylvania, and pay a portion of the costs of issuance of such bonds (the “2000 Project Facilities”, and together with the 1999 Project Facilities, the “Refunding Project Facilities”), and related refunding financing costs; (ii) to finance certain capital costs of the construction, acquisition and installation of modifications, expansions and replacements of water distribution, treatment and related operating systems located in the counties of Bucks, Chester, Delaware, Mercer, Montgomery and Warren Counties in Pennsylvania (the “Project Facilities” and together with the Refunding Project Facilities the “Facilities”) that are part of the Company’s System (the “Construction Project”, and together with the “Refunding Project”, the “Project”); and (iii) the related financing costs.

To finance the loan under the Financing Agreement, the Authority proposes to issue and sell $45,180,000 aggregate principal amount of its Water Facilities Revenue Refunding Bonds (Aqua Pennsylvania, Inc. Project), Series A of 2010 (the “2010A Bonds”), and $96,205,000 aggregate principal amount of its Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2010 (the “2010B Bonds”, and together with the 2010A Bonds, the “Bonds”) to the Underwriters, who will in turn reoffer the Bonds for sale to the public.
(b) The Bonds will be issued pursuant to the Pennsylvania Economic Development Financing Law, Act of August 23, 1967, P.L. 251, as amended and supplemented (the “Act”), a resolution adopted by the Authority on September 15, 2010 (the “Authority Resolution”) and a Trust Indenture, dated as of October 15, 2010 (the “Trust Indenture”), between the Authority and U.S. Bank National Association, as trustee (the “Trustee”). The Bonds will have such terms as are set forth in Schedule II attached hereto.
The Bonds will be payable out of payments by the Company under the Financing Agreement, including payments under its First Mortgage Bond, 5.00% Series due December 1, 2033 in the principal amount of $25,910,000; its First Mortgage Bond, 5.00% Series due December 1, 2034, in the principal amount of $19,270,000; its First Mortgage Bond, 4.50% Series due December 1, 2042, in the principal amount of $15,000,000; and its First Mortgage Bond, 5.00% Series due December 1, 2043, in the principal amount of $81,205,000 (together, the “First Mortgage Bonds”) issued with respect to the Bonds. The First Mortgage Bonds will be issued under and secured by the Company’s Indenture of Mortgage dated as of January 1, 1941 (the “Indenture of Mortgage”), from the Company to The Bank of New York Mellon Trust Company, N.A., as trustee (successor to The Pennsylvania Company for Insurance on Lives and Granting Annuities, The Pennsylvania Company for Banking and Trusts, The First Pennsylvania Banking and Trust Company, First Pennsylvania Bank, N.A., CoreStates Bank, N.A., Mellon Bank, N.A., Chase Manhattan Trust Company, National Association and J.P. Morgan Trust Company, National Association) (the “Mortgage Trustee”), as presently amended and supplemented and as to be further supplemented by a Forty-sixth Supplemental Indenture of Mortgage to be dated as of October 15, 2010 (the “Forty-sixth Supplemental Mortgage”, which together with the Indenture of Mortgage, as amended and supplemented, is referred to hereinafter as the “Mortgage”). Each of the First Mortgage Bonds will be issued in the same aggregate principal amount, and will mature on the same date and bear interest at the same rate as the Bonds that it secures. All of the Authority’s rights under the Financing Agreement to receive and enforce repayment of its loan to the Company and to enforce payment of the Bonds, including all of the Authority’s rights to the First Mortgage Bonds, and all of the Authority’s rights to moneys and securities in the Project Funds, the Revenue Funds and the Debt Service Funds (and the accounts within all such Funds applicable to the Bonds) established by the Trust Indenture, except for the Authority’s rights to certain fees and reimbursements for expenses, indemnification and notice thereunder and rights relating to amendments of and notices under the Financing Agreement, will be assigned to the Trustee as security for the Bonds pursuant to the Trust Indenture.
(c) The proceeds of the 2010A Bonds and 2010B Bonds will be used to refinance and finance, respectively, the acquisition, construction, installation and equipping of facilities for the furnishing of water for purposes of Section 142(a)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), so that the interest on the Bonds will not be includable in gross income for federal income tax purposes under the Code and the Underwriters may offer the Bonds for sale without registration under the Securities Act of 1933, as amended (the “1933 Act”), or qualification of the Trust Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(d) A Preliminary Official Statement dated October 15, 2010, including the Appendices thereto and all documents incorporated therein by reference (the “Preliminary Official Statement”), has been supplied to the parties hereto, and a final Official Statement to be dated the date hereof, including the Appendices thereto and all documents incorporated therein by reference, prepared for use in such offerings will be supplied to the parties hereto as soon as it is available, subject to Section 10 hereof (such final Official Statement, as it may be amended or supplemented with the consent of the Authority, the Representative and the Company, is hereinafter referred to as the “Official Statement”).
Section 2. Purchase, Sale and Closing. On the terms and conditions herein set forth, the Underwriters will buy from the Authority, and the Authority will sell to the Underwriters, all (but not less than all) of the Bonds at a purchase price equal to $141,764,215.45, which is equal to the $141,385,000.00 aggregate principal amount of the Bonds, plus net original issue premium of $1,838,245.45, less the underwriting discount of $1,459,030.00. Payment for the Bonds shall be made in immediately available funds to the Trustee for the account of the Authority. Closing (the “Closing”) will be at the offices of Ballard Spahr LLP, Philadelphia, Pennsylvania (“Bond Counsel”), at 10:00 a.m., Eastern Standard Time, on November 17, 2010 or at such other date, time or place or in such other manner as may be agreed on by the parties hereto. The Bonds will be delivered as fully registered bonds in the aggregate principal amount of $141,385,000 in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), with CUSIP numbers printed thereon, and shall conform in all respects to DTC’s Book-Entry Only System. Delivery of the Bonds to DTC will be made by delivering the Bonds to the Trustee utilizing the DTC FAST system. If the Representative so requests, the Bonds shall be made available to the Underwriters (prior to their delivery to DTC) in Philadelphia, Pennsylvania at least three full business days before the Closing for purposes of inspection.
The Underwriters agree to make a bona fide public offering of the Bonds at the initial offering prices or yields set forth in the Official Statement; provided, however, that the Underwriters reserve the right (and the Authority and the Company hereby expressly acknowledge such right): to make concessions to dealers; to effect transactions that stabilize or maintain the market price of the Bonds above that which might otherwise prevail in the open market and to discontinue at any time such stabilizing transactions; and to change such initial offering prices, all as the Underwriters shall deem necessary in connection with the marketing of the Bonds.
Section 3. Authority’s Representations. The Authority makes the following representations on and as of the date hereof, all of which shall survive Closing:
(a) The Authority is a body politic and corporate, duly created and existing under the Constitution and laws of the Commonwealth of Pennsylvania (the “Commonwealth”), including the “Act”, and has, and at the date of Closing will have, full legal right, power and authority to: enter into this Bond Purchase Agreement; execute and deliver the Bonds, the Trust Indenture, the Financing Agreement, this Bond Purchase Agreement and the Authority’s tax certificate and the other various certificates executed by the Authority in connection therewith (collectively, with the Authority Resolution, the “Authority Financing Documents”); issue, sell and deliver the Bonds to the Underwriters as provided herein; and carry out and consummate the transactions contemplated by the Authority Financing Documents and the Official Statement to be carried out and/or consummated by it.

(b) The Authority Resolution was duly adopted at a public meeting of the Authority at which a quorum was present and acted throughout; and the Authority Resolution is in full force and effect and has not been amended, repealed or superseded in any way.
(c) The sections entitled “INTRODUCTORY STATEMENT” (solely insofar as it relates to the Authority), “THE AUTHORITY” and “ABSENCE OF MATERIAL LITIGATION” (solely insofar as the information set forth therein relates to the Authority) contained in the Preliminary Official Statement as of its date did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
(d) The sections entitled “INTRODUCTORY STATEMENT” (solely insofar as it relates to the Authority), “THE AUTHORITY” and “ABSENCE OF MATERIAL LITIGATION” (solely insofar as the information set forth therein relates to the Authority) contained in the Official Statement as of its date does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
(e) The Authority has complied, and will at the Closing be in compliance, in all material respects with the provisions of the Act.
(f) The Authority has duly authorized and approved the Preliminary Official Statement and the Official Statement; and has duly authorized and approved the execution and delivery of, and the performance by the Authority of the obligations on its part contained in, the Authority Financing Documents.
(g) To the best of the knowledge of the Authority after due inquiry, the Authority is not in material breach of or in default under any applicable law or administrative regulation of the Commonwealth or the United States; and the execution and delivery of the Authority Financing Documents, and compliance with the provisions of each thereof, do not and will not conflict with or constitute a breach of or default under any existing law, administrative regulation, judgment, decree, loan agreement, note, resolution, agreement or other instrument to which the Authority is a party or is otherwise subject.
(h) All approvals, consents and orders of any governmental authority, board, agency or commission having jurisdiction that would constitute a condition precedent to the Authority’s legal ability to issue the Bonds or to the Authority’s performance of its obligations hereunder and under the Authority Financing Documents have been obtained or will be obtained prior to the Closing.

(i) The Bonds, when issued, authenticated and delivered in accordance with the Trust Indenture and sold to the Underwriters as provided herein, will be validly issued and will be valid and binding limited obligations of the Authority enforceable against the Authority in accordance with their terms (except as enforcement may be affected by bankruptcy, insolvency, reorganization, moratorium or other laws or legal or equitable principles affecting the enforcement of creditors’ rights (“Creditors’ Rights Limitations”)).
(j) The terms and provisions of the Authority Financing Documents when executed and delivered by the respective parties thereto will constitute the valid, legal and binding obligations of the Authority enforceable against the Authority in accordance with their respective terms (except as enforcement of remedies may be limited by Creditors’ Rights Limitations).
(k) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, or public board or body, pending or, to the knowledge of the Authority after due inquiry, threatened against the Authority, affecting the existence of the Authority or the titles of its officers to their respective offices or seeking to prohibit, restrain or enjoin the sale, issuance or delivery of the Bonds or of the revenues or assets of the Authority pledged or to be pledged to pay the principal of and interest on the Bonds, or the pledge thereof, or in any way contesting or affecting the validity or enforceability of the Authority Financing Documents or contesting in any way the completeness or accuracy of the Preliminary Official Statement or the Official Statement, or contesting the power or authority of the Authority with respect to the issuance of the Bonds or the execution, delivery or performance of any of the Authority Financing Documents, wherein an unfavorable decision, ruling or finding would affect in any way the validity or enforceability of any of the Authority Financing Documents.
(1) The net proceeds received from the Bonds and applied in accordance with the Trust Indenture and the Financing Agreement shall be used in accordance with the Act as described in the Official Statement.
(m) Any certificate signed by any of the authorized officers of the Authority and delivered to the Representative shall be deemed a representation and warranty by the Authority to the Underwriters as to the statements made therein.
Section 4. Company’s Representations and Warranties. The Company makes the following representations and warranties on and as of the date hereof and as of the date of Closing, all of which will survive the Closing:
(a) The Company has not sustained, since December 31, 2009, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Official Statement, there have not been any material changes in the outstanding capital stock or the long-term debt of the Company or any material adverse change, or a development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholder’s equity or results of operations of the Company, otherwise than as set forth or contemplated in the Official Statement.

(b) The Company was organized, is in good standing and subsists as a corporation under the laws of the Commonwealth, with power (corporate and other) to own its properties and conduct its business as described in the Official Statement.
(c) The First Mortgage Bonds have been duly authorized and, when issued and delivered as contemplated by this Bond Purchase Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (except as may be affected by Creditors’ Rights Limitations) entitled to the benefits provided by the Mortgage.
(d) The Indenture of Mortgage has been duly authorized, executed and delivered by the Company, and the Forty-sixth Supplemental Mortgage has been duly authorized by the Company. When the Forty-sixth Supplemental Mortgage, in substantially the form approved by the Representative and Bond Counsel, has been executed and delivered by the Company and assuming due authorization and execution by the Mortgage Trustee, and recorded as required by law, the Mortgage will constitute a valid and legally binding instrument enforceable against the Company in accordance with its terms except as enforceability may be affected by Creditors’ Rights Limitations; will constitute a direct, valid and enforceable first mortgage lien (except as enforceability of such lien may be affected by Creditors’ Rights Limitations) upon all of the properties and assets of the Company (not heretofore released as provided for in the Mortgage) specifically or generally described or referred to in the Mortgage as being subject to the lien thereof, excepting permitted liens under the Mortgage and excepting property and assets that the Mortgage expressly excludes from the lien thereof; and will create a mortgage upon all properties and assets acquired by the Company after the execution and delivery of the Forty-sixth Supplemental Mortgage and required to be subjected to the lien of the Mortgage pursuant thereto when so acquired, except for permitted liens under the Mortgage. The Indenture of Mortgage has been and the Forty-sixth Supplemental Mortgage will be duly filed, recorded or registered in each place in the Commonwealth in which such filing, recording or registration was or is required to protect and preserve the lien of the Mortgage; and all necessary approvals of regulatory authorities, commissions and other governmental bodies having jurisdiction over the Company required to subject the mortgaged properties and assets or trust estate (as defined in the Mortgage) to the lien of the Mortgage have been duly obtained.
(e) With only such exceptions as are not material and do not interfere with the conduct of the business of the Company, the Company has good and marketable title to all of its real property currently held in fee simple, and all of its other interests in real property (other than certain rights of way, easements, occupancy rights, riparian and flowage rights, licenses, leaseholds and real property interests of a similar nature). In each case, such title is free and clear of all liens, encumbrances and defects except such as may be described in the Official Statement, the lien of the Mortgage, permitted liens under the Mortgage or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(f) With only such exceptions as are not material and do not interfere with the conduct of the business of the Company, the Company has all licenses, franchises, permits, authorizations, rights, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the properties owned or leased by it and for the operation of the business carried on by it as described in the Official Statement, and all water rights, riparian rights, easements, rights of way and other similar interests and rights described or referred to in the Mortgage necessary for the operation of the business carried on by it as described in the Official Statement. Except as otherwise set forth in the Official Statement, all such licenses, franchises, permits, orders, authorizations, rights, approvals and consents are in full force and effect and contain no unduly burdensome provisions. Except as otherwise set forth in the Official Statement, there are no legal or governmental proceedings pending or, to the knowledge of the Company after due inquiry, threatened that would result in a material modification, suspension or revocation thereof. The Company has the legal power to exercise the rights of eminent domain for the purposes of conducting its water utility operations.
(g) The issue and sale of the Bonds, the issue and delivery of the First Mortgage Bonds and the compliance by the Company with all of the applicable provisions of the First Mortgage Bonds and the Mortgage and the execution, delivery and performance by the Company of the Forty-sixth Supplemental Mortgage, the Financing Agreement, this Bond Purchase Agreement and the Continuing Disclosure Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Mortgage) upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such action result in a violation of the provisions of the Articles of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property. No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body (other than those already obtained) is required to be obtained by the Company for the issue and sale of the Bonds, the issue and delivery of the First Mortgage Bonds, the execution, delivery and performance by the Company of this Bond Purchase Agreement, the Financing Agreement, the Forty-sixth Supplemental Mortgage, the First Mortgage Bonds and the Continuing Disclosure Agreement, or the consummation by the Company of the other transactions contemplated by this Bond Purchase Agreement or the Mortgage.
(h) The Company has obtained from the Pennsylvania Public Utility Commission an order duly authorizing the issuance and delivery of the First Mortgage Bonds by the Company and the incurring of the debt evidenced thereby, on terms not inconsistent with this Bond Purchase Agreement.

(i) The Company is not a holding company, a registered holding company or an affiliate of a registered holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.
(j) There are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject, other than as set forth in the Official Statement, wherein an unfavorable ruling, decision or finding would have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company; and, to the best of the Company’s knowledge after due diligence, no such proceedings are threatened by governmental authorities or threatened by others.
(k) The Project consists of either land or property of a character subject to depreciation for federal income tax purposes and will be used to furnish water that is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users); the rates for the furnishing or sale of the water have been established or approved by a state or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any state or political subdivision thereof; and all other information supplied by the Company to the Representative with respect to the exclusion from gross income pursuant to Section 103 of the Code of the interest on the Bonds is correct and complete.
(l) The Company has not, within the immediately preceding ten (10) years, defaulted in the payment of principal or interest on any of its bonds, notes or other securities, or any legally authorized obligation issued by it.
(m) The information with respect to the Company and the Project and the descriptions of the First Mortgage Bonds and the Mortgage contained in the Preliminary Official Statement and the Official Statement (including appendices A and B thereto) do not contain any untrue statement of a material fact or omit to state any material fact necessary to be stated therein in order to make such information and descriptions, in the light of the circumstances under which they were made, not misleading.
Section 5. Authority’s Covenants. The Authority will:
(a) Furnish such information, execute such instruments and take such other action in cooperation with the Representative as the Representative may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws and regulations of such states and other jurisdictions in the United States of America as the Representative may designate and will assist, if necessary therefor, in the continuance of such qualifications in effect so long as required for distribution of the Bonds; provided, however, that the Authority shall in no event be required to file a general consent to suit or service of process or to qualify as a foreign corporation or as a dealer in securities in any such state or other jurisdiction.
(b) Not, on its part, amend or supplement the Official Statement without prior notice to and the consent of the Representative and the Company and will advise the Representative and the Company promptly of the institution of any proceedings by any governmental agency or otherwise affecting the use of the Official Statement in connection with the offer and sale of the Bonds.

(c) Refrain from knowingly taking any action (and permitting any action with regard to which the Authority may exercise control) that would result in the loss of the exclusion from gross income for federal income tax purposes of interest on the Bonds.
Section 6. Company’s Covenants. The Company agrees that it will:
(a) Refrain from knowingly taking any actions (and from permitting any action with regard to which the Company may exercise control) that would result in the loss of the exclusion from gross income for federal tax purposes of interest on the Bonds.
(b) Indemnify and hold harmless the Authority, its members, directors, officers, agents, attorneys, and employees and the Underwriters, their respective officers, directors, officials, agents, attorneys, employees, and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), from and against all losses, claims, damages, liabilities and expenses, joint or several, to which the Authority and the Underwriters, or either of them, or any of their respective members, directors, officers, agents, attorneys, and employees and each person, if any, who controls the Underwriters within the meaning of the 1933 Act or 1934 Act as aforedescribed may become subject, under federal laws or regulations, or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon: (i) a breach of the Company’s representations included in this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact pertaining to the Project or the Company set forth in the Official Statement, the Preliminary Official Statement or any amendment to either; (iii) the willful or negligent omission of (or the alleged omission to state) a material fact in the Official Statement, the Preliminary Official Statement, or any amendment or supplement to either, as such fact is required to be stated therein or necessary to make the statements therein that pertain to the Company or the Project not misleading in the light of the circumstances under which they were made; (iv) or arising by virtue of the failure to register the Bonds under the 1933 Act or the failure to qualify the Trust Indenture under the 1939 Act; or (v) arising by virtue of any audit or investigation conducted by a state or federal agency, department or entity questioning, among other things, the tax-exempt status of the Bonds.
(c) Undertake, pursuant to the Continuing Disclosure Agreement dated as of November 17, 2010 to be entered into between the Company and the Trustee (the “Continuing Disclosure Agreement”), to provide annual reports and notices of certain material events in accordance with Rule l5c2-l2 under the 1934 Act, as amended (“Rule 15c2-12”).
(d) Not amend or supplement the Official Statement without prior notice to, and the consent of, the Representative, and will advise the Representative and the Authority promptly of the institution of any proceedings by any governmental agency or otherwise affecting the use of the Official Statement in connection with the offer and the sale of the Bonds.

(e) Take all actions reasonably necessary to maintain in effect and to comply with the order of the Pennsylvania Public Utility Commission dated October 21, 2010, registering the Securities Certificate for the issuance of the First Mortgage Bonds in support of the Bonds.
Section 7. Underwriters’ Covenant and Compensation.
(a) By acceptance hereof, each of the Underwriters, on a several (according to their respective percentages on Schedule I) but not joint basis, agrees to indemnify and hold harmless the Authority, its members, directors, officers, agents, attorneys, and employees and the Company, its officers, directors, agents, attorneys, and employees and each person if any, who controls the Company within the meaning of Section 15 of the 1933 Act against all or several claims, losses, damages, liabilities and expenses asserted against them, or any of them, at law or in equity, in connection with the offering and sale of the Bonds on the grounds that the information under the caption “UNDERWRITING” in the Preliminary Official Statement or the Official Statement (or any supplement or amendment to said information) contains an untrue or allegedly untrue statement of a material fact or omits or allegedly omits to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made (it being understood that the Underwriters furnished only the information under such “UNDERWRITING” heading), or failure on the part of the Underwriters to deliver an Official Statement to any purchaser. The Underwriters will reimburse any legal or other expenses reasonably incurred by a party, person or entity indemnifiable under this Section 7 in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have. The Underwriters shall not be liable for any settlement of, any such action effected without its consent.
(b) The Underwriters will be paid an underwriting discount of $1,459,030.00 with respect to the Bonds.
(c) The Underwriters acknowledge that the Authority is relying upon the accuracy of the certification in clause (b) above on the date hereof as a condition precedent to lending the proceeds of the Bonds to the Company.
Section 8. Notice of Indemnification; Settlement. Promptly after a party, person or entity indemnifiable under Section 6 or 7 of this Bond Purchase Agreement (an “Indemnitee”) receives notice of the commencement of any audit, investigation or action against such Indemnitee in respect of which indemnity is to be sought by the Indemnitee against the Company or any of the respective Underwriters, as the case may be (the “Indemnifying Party”), the Indemnitee will notify the Indemnifying Party in writing of such action, and the Indemnifying Party may assume the defense thereof, including the employment of counsel and the payment of all expenses; but the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to the Indemnitee otherwise than hereunder. The Indemnifying Party shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such action, the Indemnifying Party will indemnify and hold harmless the Indemnitee from and against any loss or liability by reason of such settlement or judgment. The indemnity agreements contained in this Bond Purchase Agreement shall include reimbursement for expenses reasonably incurred by an Indemnitee in investigating the claim and in defending it if the Indemnifying Party declines to assume the defense and shall survive delivery of the Bonds. Notwithstanding the foregoing, in the event of an investigation or audit by the Internal Revenue Service or the Securities and Exchange Commission or any other state or federal agency, department, or entity with respect to the Bonds, the Authority shall have the right and duty to undertake its own defense, including the employment of counsel, with full power to litigate, compromise or settle the same on its own behalf, and the Company agrees that it will indemnify and hold the Authority harness for all costs and expenses, including, but not limited to, attorney fees and expenses and costs, of any such settlement.
Section 9. Equitable Contribution. If the indemnification provided for in Section 6(b) of this Bond Purchase Agreement is unavailable to any of the respective Underwriters (or any controlling person thereof) in respect of any losses, claims, damages or liabilities referred to therein, then the Company shall, in lieu of indemnifying each or any of the respective Underwriters, contribute to the amount paid or payable by each or any of the Underwriters as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters, respectively, from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Underwriters in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each or any of the Underwriters, respectively, in connection with the statements or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit received by the Company or the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting issuance costs and expenses other than underwriting fees and commissions) received by the Company, on the one hand, bear to the total Underwriting fees and commissions received by the Underwriters, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or each of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by each of the Underwriters as a result of the losses, claims, damages or liabilities referred to above in this Section 9 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount of the discount allowed to each Underwriter as set forth in Section 7(b) hereof.
Section 10. Official Statement; Public Offering.

(a) In order to enable the Underwriters to comply with Rule l5c2-l2, the Company has prepared (or caused to be prepared) the Preliminary Official Statement, which the Company and the Authority (in the case of the Authority, only with respect to the information therein under the headings “THE AUTHORITY” and, insofar as they relate to the Authority, “INTRODUCTORY STATEMENT” and “ABSENCE OF MATERIAL LITIGATION”) deem final and complete as of its date except for certain permitted omissions as described in Rule l5c2-l2. The Company shall provide to the Representative sufficient copies of the Official Statement in sufficient time to accompany any confirmation that requires payment from any customer and in any event within seven (7) business days after the date of this Bond Purchase Agreement. If the Company, during the period described in Section l0(b) below, has or gains knowledge of a fact or circumstance that would render the Official Statement misleading in any material respect, then the Company shall promptly give the Representative written notice thereof. The Authority and the Company hereby authorize the use of the Preliminary Official Statement and the Official Statement by the Underwriters in connection with the offering of the Bonds.
(b) The Authority and the Company will not adopt or distribute any amendment of or supplement to the Official Statement, except with the prior written consent of the Representative. If from the date hereof until the earlier of (i) ninety (90) days after the end of the underwriting period (as defined in Rule l5c2-12) or (ii) the time when the Official Statement is available to any person from the Repository with which it has been deposited, but in no case less than twenty-five (25) days following the end of the underwriting period, any event relating to or affecting the Authority, the Company or the Bonds shall occur, the result of which shall make it necessary, in the opinion of the Representative, to amend or supplement the Official Statement in order to make it not misleading in the light of the circumstances existing at that time, the Company shall forthwith prepare, and the Company and the Authority shall approve for distribution, a reasonable number of copies of an amendment of or supplement to the Official Statement, in form and substance reasonably satisfactory to the Underwriters, so that the Official Statement then will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing at that time, not misleading. The Authority shall cooperate with the Company in the issuance and distribution of any such amendment or supplement.
(c) Upon Closing, the Representative shall promptly provide the Municipal Securities Rulemaking Board with a copy of the Official Statement for filing in accordance with Rule 15c2-l2, and inform the Authority and the Company in writing as to the date and place of such filing and the date of the end of the underwriting period.
Section 11. Conditions of Underwriters’ and Authority’s Obligations. The Underwriters’ obligations to purchase and pay for the Bonds and the Authority’s obligation to issue and deliver the Bonds are subject to fulfillment of the following conditions at or before Closing:
(a) The representations of the Authority and the Company herein, as applicable, shall be true in all material respects on and as of the date of the Closing and shall be confirmed by appropriate certificates at Closing.
(b) Neither the Authority nor the Company, as applicable, shall be in default in the performance of any of their respective covenants herein.

(c) The Representative shall have received:
(i) An opinion of Ballard Spahr LLP, Bond Counsel, dated the date of Closing, substantially in the form attached as Appendix E to the Preliminary Official Statement, addressed to (or with reliance letters delivered in respect of) the Authority, the Trustee, the Company and the Representative.
(ii) An opinion of Ballard Spahr LLP, Bond Counsel, dated the date of Closing, substantially in the form attached as Exhibit A hereto, addressed to the Representative.
(iii) An opinion of the Office of Chief Counsel of the Pennsylvania Department of Community and Economic Development, as counsel for the Authority, dated the date of Closing, in form and substance satisfactory to the Representative, addressed to the Representative, the Trustee, the Company and Bond Counsel.
(iv) An opinion of Dilworth Paxson LLP, counsel to the Company, dated the date of Closing, substantially in the form attached as Exhibit B hereto, addressed to the Representative, the Authority and Bond Counsel.
(v) An agreed upon procedures letter dated the date of the Official Statement and addressed to the Company and the Representative from the Company’s auditor with respect to financial information set forth in Appendix A and Appendix B to the Official Statement, in form and substance reasonably satisfactory to the Company’s auditor and the Representative.
(vi) A certificate dated the date of Closing executed by the Executive Director of the Authority and addressed to the Representative to the effect that, to the best of his or her respective knowledge:
(A) the representations and warranties of the Authority contained herein are true and correct in all material respects as of the date of Closing; and
(B) the Authority has complied in all material respects with all agreements executed by the Authority in connection with issuance of the Bonds and satisfied in all material respects the Authority’s covenants contained in Section 5 herein and all of the conditions on its part to be performed or satisfied at or prior to the Closing.
(vii) A certificate dated the date of Closing executed by the chief financial officer of the Company and addressed to the Representative to the effect that, to the best of his knowledge:
(A) the representations and warranties of the Company in this Bond Purchase Agreement are true and correct in all material respects as of the date of Closing;

(B) the Preliminary Official Statement and the Official Statement, as of their respective dates, insofar as they relate to the Company, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading in any respect; and
(C) no event affecting the Company has occurred since the date of this Bond Purchase Agreement that is required to be disclosed in the Official Statement or necessary in order to make the statements and information therein not misleading in any material respect.
(viii) Two executed copies of the Trust Indenture, the Financing Agreement, the Bond Purchase Agreement, the Forty-sixth Supplemental Mortgage and the Continuing Disclosure Agreement and specimen copies of the First Mortgage Bonds.
(ix) Two copies of the Articles of Incorporation and Bylaws of the Company, as amended to the date of Closing, and of the resolutions of the Board of Directors of the Company authorizing and approving the execution and delivery of this Bond Purchase Agreement, the Financing Agreement, the First Mortgage Bonds, the Forty-sixth Supplemental Mortgage, the Continuing Disclosure Agreement and the incurrence of indebtedness with respect thereto and all transactions described in the Official Statement and contemplated by this Bond Purchase Agreement, all certified by its Secretary or Assistant Secretary.
(x) Two copies of the Authority Resolution.
(xi) One or more letters from the Company’s auditor, dated the date of the Preliminary Official Statement and the Official Statement and addressed to the Company and the Representative, consenting to the use of the financial statements reported upon by such firm and all references to such firm contained in the Preliminary Official Statement and the Official Statement.
(xii) Evidence satisfactory to the Representative of a long-term credit rating of “AA-” and a recovery rating of “1+” assigned by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, and that such ratings are in full force and effect as of the date of Closing.
(xiii) Evidence satisfactory to Bond Counsel and the Representative of the receipt by the Authority of a Preliminary Allocation relating to the Bonds and of the registration of a Securities Certificate relating to the First Mortgage Bonds and the Bonds with the Pennsylvania Public Utility Commission.
(xiv) Such additional documentation, including, without limitation, legal opinions, as the Representative or its counsel, or Bond Counsel may reasonably request to evidence compliance with applicable law and the validity of the Bonds, the Financing Agreement, the Trust Indenture, this Bond Purchase Agreement, the Forty-sixth Supplemental Mortgage, the First Mortgage Bonds and the Continuing Disclosure Agreement, and to evidence that the interest on the Bonds is not includable in gross income under the Code and the status of the offering under the 1933 Act and the 1939 Act.

(d) At Closing there shall not have been any material adverse change in the financial condition of the Company or any adverse development concerning the business or assets of the Company that would result in a material adverse change in the prospective financial condition or results of operations of the Company from that described in the Official Statement, which, in the judgment of the Representative, makes it inadvisable to proceed with the sale of the Bonds; and the Representative shall have received certificates of the Company certifying that no such material adverse change has occurred or, if such a change has occurred, full information with respect thereto.
(e) The Representative shall deliver at Closing a certificate in form acceptable to Bond Counsel to the effect that the Underwriters have sold to the public (excluding bond houses and brokers) a substantial amount of the Bonds at initial offering prices no higher than, or yields no lower than, those shown on the cover page of the Official Statement and that such certificate may be relied upon for purposes of determining compliance with Section 148 of the Code.
Section 12. Events Permitting the Underwriters to Terminate. The Underwriters may terminate their obligation to purchase the Bonds at any time before Closing if any of the following occurs:
(a) A legislative, executive or regulatory action or proposed action, or a court decision, which in the reasonable judgment of the Representative casts sufficient doubt on the legality of, or the exclusion from gross income for federal income tax purposes of interest on, obligations such as the Bonds so as to materially impair the marketability or materially lower the market price of the Bonds.
(b) Any action by the Securities and Exchange Commission or a court that would require registration of the Bonds or the First Mortgage Bonds under the 1933 Act or qualification of the Trust Indenture under the 1939 Act.
(c) Any general suspension of trading in securities on the New York Stock Exchange or the establishment, by the New York Stock Exchange, by the Securities and Exchange Commission, by any federal or state agency, or by the decision of any court, of any limitation on prices for such trading, or any outbreak of new hostilities or other national or international calamity or crisis, or any material escalation in any such hostilities, calamity or crisis, the effect of which on the financial markets of the United States of America shall be such as to materially impair the marketability or materially lower the market price of the Bonds.
(d) Any event or condition occurring or arising after the date hereof, which in the reasonable judgment of the Representative renders untrue or incorrect, in any material respect as of the time to which the same purports to relate, the information contained in the Official Statement, or which requires that information not reflected in the Official Statement or Appendices thereto should be reflected therein in order to make the statements and information contained therein not misleading in any material respect as of such time; provided that the Authority, the Company and the Representative will use their best efforts to amend or supplement the Official Statement to reflect, to the reasonable satisfaction of the Representative, such changes in or additions to the information contained in the Official Statement.

(e) Pending or threatened litigation affecting or arising out of the ownership of the Facilities or any other facilities of the Company or the issuance of the Bonds, which, in the reasonable judgment of the Representative, would materially impair the marketability or materially lower the market price of the Bonds.
(f) Quantities of the Official Statement are not delivered to the Underwriters in a timely manner as required by Section 10 hereof.
If the Underwriters terminate their obligation to purchase the Bonds because any of the conditions specified in Section 11 hereof or this Section 12 shall not have been fulfilled at or before the Closing, such termination shall not result in any liability on the part of the Authority, the Underwriters or the Company, except for the obligations of the Company under Sections 6(b), 8, 9 and 14 which shall remain in full force and effect.
Section 13. [Intentionally Omitted]
Section 14. Expenses. All expenses and costs of the authorization, issuance, sale and delivery of the Bonds including, without limitation, accrued interest, the preparation of and furnishing to the Underwriters of the Preliminary Official Statement and the Official Statement, the preparation and execution of the Bonds, the Financing Agreement, the Trust Indenture, the First Mortgage Bonds, the Forty-sixth Supplemental Mortgage, the Continuing Disclosure Agreement and this Bond Purchase Agreement, rating agency fees, the issuance and closing fees of the Authority, the fees and disbursements of counsel to the Authority, the fees and disbursements of Bond Counsel, the fees and disbursements of counsel to the Underwriters and the expenses incurred in connection with qualifying the Bonds for sale under the securities laws of various jurisdictions and preparing a Blue Sky memorandum, if any, shall be paid by the Company from funds contributed by the Company and from proceeds of the Bonds. The Authority shall bear no out-of-pocket expense in connection with the transactions contemplated by this Bond Purchase Agreement. Each of the respective Underwriters will pay all other expenses it may incur in connection with the public offering of the Bonds.
Section 15. Execution in Counterparts. This Bond Purchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Bond Purchase Agreement by signing any such counterpart.

Section 16. Notices and Other Actions. All notices, requests, demands and formal actions hereunder will be in writing mailed, faxed (with confirmation of receipt) or delivered by nationally recognized, next-day delivery service to:

The Underwriters:	Jefferies & Company, Inc.,
as Representative of the Underwriters
1650 Market Street
36th Floor
Philadelphia, PA 19103
Attention: George C. Werner, III, Managing Director
Fax #: (610) 514-9852
Email: gwerner@Jefferies.com

The Company:	Aqua Pennsylvania, Inc.
762 Lancaster Avenue
Bryn Mawr, PA 19010
Attention: Diana Moy Kelly, Treasurer
Fax #: (610) 519-0989
Email: dmoykelly@aquaamerica.com

The Authority:	Pennsylvania Economic Development Financing Authority
Center for Private Financing
400 North Street, 4th Floor
Harrisburg, PA 17120-0225
Attention: Stephen Drizos, Executive Director
Fax #: (717) 787-0879
Email: sdrizos@state.pa.us
Section 17. Governing Law. This Bond Purchase Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding those relating to choice of laws or conflict of laws, and may not be assigned by the Authority, the Company or the Underwriters.
Section 18. Successors. This Bond Purchase Agreement will inure to the benefit of and be binding upon the parties and their respective successors and, as to Sections 6, 7, 8 and 9 hereof, the Indemnitees, and will not confer any rights upon any other person. The term “successor” shall not include any holder of any Bonds merely by virtue of such holding.

Section 19. Limitations on Liability. No personal recourse shall be had for any claim based on this Bond Purchase Agreement or the Bonds against any board member, officer, agent, employee, or attorney past, present or future, of the Authority or any successor body as such, either directly or through the Authority or any successor body, under any constitutional provision, statute, or rule of law or by enforcement of any assessment or penalty or otherwise. Notwithstanding any provision or obligation to the contrary in this Bond Purchase Agreement, the liability of the Authority for payments of any kind, nature or description provided for herein or in any other document executed pursuant hereto shall be limited to the revenues derived by the Authority from the Financing Agreement.
(Signatures on next page)

IN WITNESS WHEREOF, the Authority, the Company and the Underwriters have caused their duly authorized officers to execute and deliver this Bond Purchase Agreement as of the date first written above.

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY
By:	Stephen M. Drizos
STEPHEN M. DRIZOS
Executive Director

AQUA PENNSYLVANIA, INC.
By:	Diana MoyKelly
DIANA MOY KELLY
Treasurer

JEFFERIES & COMPANY, INC., on its own behalf and as Representative of the Underwriters
By:	George C. Werner, III
GEORGE C. WERNER, III
Managing Director

SCHEDULE I
Underwriters

Jefferies & Company, Inc.	72.50%
PNC Capital Markets, LLC	20.00%
TD Securities (USA) LLC	7.50%

SCHEDULE II
$141,385,000
PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

$45,180,000	$96,205,000
Water Facilities Revenue Refunding Bonds	Water Facilities Revenue Bonds
(Aqua Pennsylvania, Inc. Project)	(Aqua Pennsylvania, Inc. Project)
Series A of 2010	Series B of 2010
2010A Bonds

$25,910,000	5.00%	Term Bond Due	December 1, 2033	Yield: 5.00%	Price:100.000
$19,270,000	5.00%	Term Bond Due	December 1, 2034	Yield: 5.05%	Price: 99.306
2010B Bonds

$15,000,000	4.50%	Term Bond Due	December 1, 2042	Yield: 4.75%	Price: 95.904
$81,205,000	5.00%	Term Bond Due	December 1, 2043	Yield: 4.60%	Price: 103.185*

*	Price shown to first optional redemption date of December 1, 2020.
Interest Payment Dates: June 1 and December 1, commencing June 1, 2011.
Redemption Provisions: The Bonds are subject to redemption as follows:
Optional Redemption
The 2010A Bonds are subject to optional redemption prior to maturity by the Authority, at the direction of the Company, on and after December 1, 2020, as a whole or in part at any time, at a redemption price equal to 100% of the principal amount thereof, plus interest accrued thereon to the date fixed for redemption.
The 2010B Bonds are subject to optional redemption prior to maturity by the Authority, at the direction of the Company, on and after December 1, 2020, as a whole or in part at any time, at a redemption price equal to 100% of the principal amount thereof, plus interest accrued thereon to the date fixed for redemption.
Extraordinary Optional Redemption- 2010A Bonds. The 2010A Bonds are subject to redemption, at any time prior to maturity, at the option of the Authority, upon the direction of the Company, in whole, at a Redemption Price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, if any of the following events shall have occurred:

(a) the damage or destruction of all or substantially all of the Refunding Project Facilities to such extent, that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; or
(b) the taking by condemnation, or the threat thereof, of all or substantially all of the Facilities or the taking by condemnation of any part, use or control of the Refunding Project Facilities so as to render them unsatisfactory to the Company for their intended use; or
(c) in the Company’s reasonable opinion, (1) unreasonable burdens or excessive liabilities shall have been Imposed upon the Company with respect to the Refunding Project Facilities or the operation thereof, including, but not limited to, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Financing Agreement other than ad valorem property taxes presently levied upon privately owned property used for the same general purposes as the Refunding Project Facilities, or (2) the continued operation of the Refunding Project Facilities is impractical, uneconomical or undesirable for any reason.
Any such redemption shall be on any date within 180 days following the occurrence of one of the events listed above permitting the exercise of the option.
Extraordinary Optional Redemption- 2010B Bonds. The 2010B Bonds are subject to redemption, at any time prior to maturity, at the option of the Authority, upon the direction of the Company, in whole, at a Redemption Price of 100% of the principal amount of the 2010B Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, if any of the following events shall have occurred:
(a) the damage or destruction of all or substantially all of the Project Facilities to such extent, that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; or
(b) the taking by condemnation, or the threat thereof, of all or substantially all of the Project Facilities or the taking by condemnation of any part, use or control of the Project Facilities so as to render them unsatisfactory to the Company for their intended use; or
(c) in the Company’s reasonable opinion, (1) unreasonable burdens or excessive liabilities shall have been imposed upon the Company with respect to the Project Facilities or the operation thereof, including, but not limited to, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Financing Agreement other than ad valorem property taxes presently levied upon privately owned property used for the same general purposes as the Project Facilities, or (2) the continued operation of the Project Facilities is impractical, uneconomical or undesirable for any reason.
Any such redemption shall be on any date within 180 days following the occurrence of one of the events listed above permitting the exercise of the option.

Special Mandatory Redemption of the 2010B Bonds. The 2010B Bonds are subject to mandatory redemption, in part, on the first interest payment date for which notice can be given in accordance with the Trust Indenture after the Construction Project has been completed and the certificate of the Company with respect thereto required by the Financing Agreement has been filed with the Authority and the Trustee, to the extent of any amounts transferred from the 2010B Project Fund to the 2010B Debt Service Fund pursuant to the Trust Indenture, at a Redemption Price of 100% of the principal amount of the 2010B Bonds to be redeemed, plus accrued interest thereon to the date fixed for redemption.
Selection shall be made and notice given in accordance with the Trust Indenture.

EXHIBIT A

EXHIBIT B